SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


            _________________________________________




                           FORM 8-K/A

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
August 11, 1994


                BEDFORD PROPERTY INVESTORS, INC.
     (Exact name of Registrant as specified in its charter)



Maryland                                                        1-
8822
68-0306514
(State or other                       (Commission
(I.R.S. Employer
jurisdiction of                       File Number)
Identification No.)
incorporation)



3658 Mt. Diablo Blvd., Suite 210, Lafayette, California
94549
(Address of principal executive officer)
(Zip Code)


Registrant telephone number, including area code:
(510) 283-8910








The undersigned Registrant hereby amends and supplements its Report on Form 8-K, dated August 10, 1994, by adding the following thereto:


Item 2.  Acquisition or Disposition of Assets

The acquisition of the Milpitas Town Center (the "Property") was closed on August 11, 1994. Therefore, the date of earliest event report on this Form 8-K/A was changed to August 11, 1994 from August 10, 1994, as it was reported on the previously filed Form 8-K.

The Property had Phase I environmental site assessments conducted (which involve inspection without soil sampling or groundwater analysis) by independent environmental consultants and has been inspected for hazardous materials as part of the Company's acquisition inspections. The Phase I assessment indicates that the groundwater under the Property either has been or may in the future be impacted by the migration of contaminants originating from an off-site source. According to information available to the Company, the responsible party for this off-site source has been identified and has begun remediation pursuant to a clean-up program mandated by a California environmental authority. This clean-up program is backed by an insurance policy from CIGNA up to $10 million. The Company does not believe that this environmental matter will impair the future value of the Property in any significant respect, or that the Company will be required to fund any portion of the cost of remediation, although there can be no assurance in this regard.


Item 7. Financial Statement and Exhibits is supplemented by the following:

     Historical Summary of Gross Income and Direct Operating
     Expenses for the Year Ended December 31, 1993 (see attachment)

       Proforma Financial Information (see below)

  Proforma Financial Information

     In lieu of proforma financial statements, the following narrative describes the proforma financial statement effects resulting from the Registrant's acquisition of the Property.

     Had this transaction taken place as of June 30 1994,
     certain proforma effects would have been reflected in the
     balance sheet of the Registrant as of  June 30, 1994.   Real
     estate investments would have been increased in the amount of $6,440,000, other assets would have been decreased in the amount of $118,000, bank loans payable would have been increased in the amount of $5,670,000, acquisitions payable would have been increased in the amount of $600,000, and other liabilities would have been increased in the amount of $52,000.

     Had this transaction taken place as of January 1, 1993, certain proforma effects would have been reflected in the statement of operations of the Registrant for the year ended December 31, 1993. Rental income would have been increased in the amount of $922,000; depreciation expense would have been increased in the amount of $100,000; and operating expenses would have been increased in the amount of $307,000. Net income reported for that period would have been increased by $515,000. Net income per share for 1993 of $0.53 would have increased to $0.61 based on 5,975,900 weighted average number of common shares.

     Had this transaction taken place as of January 1, 1994, certain proforma effects would have been reflected in the statement of operations of the Registrant for the six months ended June 30, 1994. Rental income would have been increased in the amount of $499,000; depreciation expense would have been increased in the amount of $50,000; and operating expenses would have been increased in the amount of $92,000. Net income reported for that period would have been increased by $357,000. Net income per share for the six-month period ended June 30, 1994 of $0.35 would have increased to $0.41 based on 6,140,557 weighted average number of common and common equivalent shares.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned, thereto duly authorized.


                              BEDFORD PROPERTY INVESTORS, INC.


                              /s/___JAY
SPANGENBERG________________
                                    Jay Spangenberg
                                    Chief Financial Officer

Date:___10/6/94____________________








                      Milpitas Town Center

             HISTORICAL SUMMARY OF GROSS INCOME AND
                    DIRECT OPERATING EXPENSES

                  Year Ended December 31, 1993




                            CONTENTS


Independent Auditors' Report                              1




Historical Summary of Gross Income                        2
  and Direct Operating Expenses


Notes to Historical Summary of Gross Income
  and Direct Operating Expenses                           2-3



















                  Independent Auditors' Report


The Board of Directors
Bedford Property Investors, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the Summary) of Milpitas Town Center (the Property) for the year ended December 31, 1993. The Summary is the responsibility of management. Our responsibility is to express an opinion on the Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Bedford Property Investors, Inc.) and excludes certain expenses, described in note A, that would not be comparable to those resulting from the proposed future operations of the Property.

In our opinion, the Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses, exclusive of expenses described in note A, of Milpitas Town Center for the year ended December 31, 1993, in conformity with generally accepted accounting principles.



San Francisco, California                   KPMG Peat Marwick LLP
August 17, 1994










                                1


                      Milpitas Town Center

               Historical Summary of Gross Income
                  and Direct Operating Expenses

                  Year Ended December 31, 1993

Revenues:

    Rental income                                       $751,482
    Common area reimbursement                            170,408
    Other
                                                             317


                                                         922,207

Operating expenses:

    Real property tax                                     73,031
    Repairs and maintenance                               48,839
    Utilities                                             26,934
    Insurance                                             12,260
    Administrative                                       119,912
    Other
                                                          25,955


                                                         306,931

Operating Income Before Depreciation
                                                        $615,276


Notes to Historical Summary of Gross Income and Direct Operating
Expenses

A.  Property and Basis of Accounting
 The Historical Summary of Gross Income and Direct Operating Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of Milpitas Town Center, a suburban industrial complex located in Milpitas, California, with approximately 103,000 rentable square feet.

 In accordance with Rule 3-14, direct operating expenses are presented exclusive of depreciation, interest, management fees and income taxes as these expenses would not be comparable to the proposed future operations of the property.

  The acquisition of the property may result in a new valuation for purposes of determining future property tax assessments.

  Rental income is recognized on a straight line basis over the terms of the related leases. For 1993, the aggregate rental income exceeded contractual rentals by $109,644.


                                2





  B. Estimated Taxable Operating Results and Cash to be Made Available by Operations (unaudited)
    Pro forma cash available from operations and proforma taxable income for 1993 are shown below. Pro forma taxable operating results are derived by deducting depreciation; however, as a Real Estate Investment Trust (REIT), Bedford Property Investors, Inc. is not subject to federal income tax if it qualifies under the Internal Revenue Code ("Code") REIT provisions. That is, Bedford Property Investors, Inc. is not subject to federal income tax if it distributes 95% of its taxable income and otherwise complies with the provisions of the Code. Bedford Property Investors, Inc. intends to make distributions in order to maintain its REIT status. These dividends paid to the REIT shareholders are taxable to the shareholders upon distribution.

            Revenues                       $812,563
            Operating expenses               306,931
            Cash available from operations         505,632
            Depreciation expense             115,591

            Taxable Income                $390,041































                                3